THE CORPORATION TRUST COMPANY

RECEIVED SEP 15 1980 PENN MUTUAL LAW DEPT.
Associated with C T Corporation system 100 WEST TENTH ST., WILMINGTON. DEL.19801 ● (302) 658-7581 MAILING ADDRESS : P.O. BOX 631, WILMINGTON, DEL. 19899

September 10, 1980

RE:	The Penn Insurance and Annunity Company

MS. CATHERINE B. STRAUSS, ATTORNEY
LEGAL DEPARTMENT
PENN MUTUAL LIFE INSURANCE CO.
INDEPENDENCE SQUARE
PHILADELPHIA, PENNSYLVANIA 19172

Dear Ms. Strauss:

For the permanent records of this corporation, we enclose the certified recorded copy of its Certificate of Incorporation which has just been released by the Recorder of Deeds.

The record, volume and page number may now be inserted in the minute book copy of the Certificate of Incorporation.

Very truly yours,

THE CORPORATION TRUST COMPANY

George J. Coyle
Assistant Secretary

Enclosure

GJC:jazg

VOL 0133 PAGE 226

CERTIFICATE OF INCORPORATION

OF

THE PENN INSURANCE AND ANNUITY COMPANY

FIRST:	The name of the corporation is The Penn Insurance and Annuity Company.

SECOND:	The address of the registered office of the corporation in the State of Delaware is No. 100 West Tenth Street, Wilmington, New Castle County, Delaware. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD:

The nature of the business or purposes to be conducted or promoted is:

To engage in the business of insurance, in business activities reasonably and necessarily incidental to the insurance business, in business activities reasonably relating to the management, supervision, servicing of and protection of its interests as to its lawful investments and to the full utilization of its facilities, and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:	The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Two Thousand Dollars ($ 2,000).

FIFTH:	The incorporator is Catherine B. Strauss, Esq., whose mailing address is Independence Square, Philadelphia, Pennsylvania 19172.

SIXTH:	The names and mailing addresses of each of the directors, who shall serve until the first annual meeting or until their successors are elected and qualify, are:

	Robert O. Purcifull	Independence Square Philadelphia, Pa. 19172

	William T. Spock	Independence Square Philadelphia, Pa. 19172

	Frank K. Tarbox	Independence Square Philadelphia, Pa. 19172

SEVENTH:	The corporation is to have perpetual existence.

VOL 0133 PAGE 227

EIGHTH:	The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

NINTH:	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend, or repeal by-laws.

I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 2nd day of July, 1980.

Catherine B. Strauss

VOL 0133 PAGE 228

I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and forgoing is a true and correct copy of Certificate of Incorporation of “The Penn Insurance and Annuity Company”, as received and filed in this office the third day of July, A.D. 1980, at 10 o’clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this third day of July in the year of our Lord one thousand nine hundred and eighty.
RECEIVED FOR RECORD JULY 3, 1980 LEO J. DUGAN, Jr., Recorder
Glenn C. Kenton, Secretory Of State